Exhibit 10.184

THIRTEENTH AMENDMENT TO NOTE AND WARRANT PURCHASE AGREEMENT

This THIRTEENTH AMENDMENT TO NOTE AND WARRANT AGREEMENT (this "Amendment"), dated as of November 5, 2018, is made by and between TWINLAB CONSOLIDATED HOLDINGS, INC., a Nevada corporation, TWINLAB CONSOLIDATION CORPORATION, a Delaware corporation, TWINLAB HOLDINGS, INC., a Michigan corporation, ISI BRANDS INC., a Michigan corporation, and TWINLAB CORPORATION, a Delaware corporation, NUTRASCIENCE LABS, INC., a Delaware corporation, NUTRASCIENCE LABS IP CORPORATION., a Delaware corporation, ORGANIC HOLDINGS LLC, a Delaware limited liability company, RESERVE LIFE ORGANICS, LLC, a Delaware limited liability company, RESVITALE, LLC, a Delaware limited liability company, RE-BODY, LLC, a Delaware limited liability company, INNOVITAMIN ORGANICS, LLC, a Delaware limited liability company, ORGANICS MANAGEMENT LLC, a Delaware limited liability company, COCOAWELL, LLC, a Delaware limited liability company, FEMBODY, LLC, a Delaware limited liability company, RESERVE LIFE NUTRITION, L.L.C., a Delaware limited liability company, INNOVITA SPECIALTY DISTRIBUTION LLC, a Delaware limited liability company, and JOIE ESSANCE, LLC, a Delaware limited liability company (each of the foregoing Persons being referred to herein individually as a "Company" and collectively as the "Companies"), and GOLISANO HOLDINGS LLC, a New York limited liability company, as successor by assignment to JL-Mezz Utah, LLC f/k/a JL-BBNC Mezz Utah, LLC (the "Purchaser").

WHEREAS, the Companies and the Purchaser are parties to a Note and Warrant Purchase Agreement dated as of January 22, 2015, as amended by that certain First Amendment to Note and Warrant Purchase Agreement, Consent and Joinder dated as of February 4, 2015, that certain Second Amendment to Note and Warrant Purchase Agreement and Consent dated as of April 30, 2015 and that certain Third Amendment to Note and Warrant Purchase Agreement, Limited Consent and Limited Waiver dated as of June 30, 2015 and Fourth Amendment to Note and Warrant Agreement and Limited Consent dated as of September 9, 2015, that certain Limited Waiver to Note and Warrant Purchase Agreement dated as of October 2, 2015, that certain Fifth Amendment to Note and Warrant Purchase Agreement dated as of October 5, 2015, that certain Joinder Agreement dated as of November 10, 2015 and that certain Limited Consent dated as of January 5, 2016, that certain Sixth Amendment to Note and Warrant Purchase Agreement dated as of January 28, 2016, that certain Seventh Amendment to Note and Warrant Purchase Agreement dated as of April 5, 2016, that certain Eighth Amendment to Note and Warrant Purchase Agreement and Limited Consent dated as of August 11, 2016 but effective as of July 29, 2016, that certain Ninth Amendment to Note and Warrant Purchase Agreement and Limited Consent dated as of December 2, 2016, that certain Tenth Amendment to Note and Warrant Purchase Agreement dated as of August 30, 2017, that certain Eleventh Amendment to Note and Warrant Purchase Agreement dated as of February 6, 2018, and that certain Twelfth Amendment to Note and Warrant Purchase Agreement dated as of July 27, 2018 (as the same may be further amended, restated, amended and restated, supplemented or otherwise modified from time to time, the "Note Purchase Agreement").

WHEREAS, (a) the Companies have requested that the Purchaser (i) consent to a secured loan in the original principal amount of $4,000,000 from Great Harbor; (ii) [          ] (as defined below) and (iii) amend certain provisions of the Note Purchase Agreement, and (b) the Purchaser has agreed to do so subject to the terms and conditions set forth herein.

* Certain identified information has been excluded from the exhibit because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

NOW, THEREFORE, in consideration of the promises and the mutual agreements contained in this Amendment, and subject to the terms and conditions set forth herein, each party hereto hereby agrees as follows:

1.     Capitalized Terms. Capitalized terms used but not defined herein shall have the meanings set forth in the Note Purchase Agreement.

2.     Consent to Transactions.

(a)      At the request of and as an accommodation to the Companies and subject to the strict compliance with the terms, conditions and requirements set forth herein (including, without limitation, satisfaction of each of the conditions set forth in Section 6 below) and in reliance on the representations, warranties and covenants of the Companies set forth herein, the Purchaser hereby consents to (a) the Companies’ incurrence of secured indebtedness in the original principal amount of up to $4,000,000 to Great Harbor on the terms and subject to the conditions set forth in that Secured Promissory Note in the original principal amount of $4,000,000 issued by the Companies to Great Harbor, as it may be amended, supplemented, restated or otherwise modified from time to time (the "Second Great Harbor [          ] Secured Note"), and (b) use of the Net Cash Proceeds (for avoidance of doubt, following any amounts required to be paid with respect to the Senior Lender under the Senior Loan Documents) [          ] as follows:

First, to the payment of the accrued and unpaid interest and outstanding principal on the Great Harbor [          ] Secured Note and the Second Great Harbor [          ] Secured Note;

Second, to the payment of accrued and unpaid rent owed by any Company and/or accrued and unpaid interest due to Little Harbor, LLC, Great Harbor Capital, LLC or Golisano Holdings LLC;

Third, to the Companies.

(b)     For purposes of this Amendment, "Net Cash Proceeds" means, with respect [          ], cash and cash equivalent proceeds received by or for such person's account, net of (i) reasonable direct documented costs [          ] (ii) sale, use or other transactional taxes paid or payable by such person as a direct result of [          ], (iii) the principal amount of any indebtedness which is secured by a prior perfected lien (other than in favor of MidCap, Great Harbor and Purchaser) and (iv) any amount required to be paid to Senior Lender [          ]

(c)     The limited consent set forth in this Section 2 is effective solely for the purposes set forth herein and shall be limited precisely as written and shall not be deemed to (a) except as expressly provided herein, be a consent to any amendment, waiver or modification of any term or condition of the Note Purchase Agreement or of any other Transaction Document; (b) prejudice any right that the Purchaser have or may have in the future under or in connection with the Note Purchase Agreement or any other Transaction Document; (c) waive any Event of Default that exists as of the date hereof; or (d) establish a custom or course of dealing among any of the Companies, on the one hand, or the Purchaser on the other hand.

3.     Amendments to Note Purchase Agreement. Subject to the satisfaction of the conditions precedent set forth herein and in reliance on the representations, warranties and covenants of the Companies set forth herein and in the Note Purchase Agreement, each party hereto hereby agrees that the Note Purchase Agreement be and hereby is, amended as follows:

3.1.     Amendment and Restatement of Existing Defined Term. Section 1 of the Note Purchase Agreement is hereby amended to amend and restate the defined term "Senior Great Harbor Debt" in its entirety as follows:

"Senior Great Harbor Debt" means all debts, obligations or liabilities now or hereafter existing, absolute or contingent of the Companies, or any one or more of them, arising under that certain Amended and Restated Secured Promissory Note, dated as of
February 6, 2018, in the original principal amount of $3,000,000 (as amended, modified, extended, renewed, refinanced, restated or replaced from time to time), that certain Secured Promissory Note, dated as of February 6, 2018, in the original principal amount of $2,000,000 (as amended, modified, extended, renewed, refinanced, restated or replaced from time to time), that certain Secured Promissory Note, dated as of July 27, 2018, in the original principal amount of $5,000,000 (as amended, modified, extended, renewed, refinanced, restated or replaced from time to time) and that certain Secured Promissory Note, dated as of November 5, 2018, in the original principal amount of $4,000,000 (as amended, modified, extended, renewed, refinanced, restated or replaced from time to time), each issued by the Companies to Great Harbor, whether voluntary or involuntary, whether due or not due, or whether incurred directly or indirectly.

4.     Representations and Warranties; No Default. Each Company hereby represents and warrants that:

4.1.     The execution, delivery and performance by such Company of this Amendment (a) are within such Company's corporate or similar powers and, at the time of execution hereof and have been duly authorized by all necessary corporate and similar action; (b) does not and will not result, in any breach or default under any other document, instrument or agreement to which a Company or any of its Subsidiaries is a party or to which a Company or any of its Subsidiaries, the Premises, the Collateral or any of the property of a Company or any of its Subsidiaries is subject or bound, except for such breaches or defaults which, individually or in the aggregate, have not had, and would not reasonably be expected to result in, a Material Adverse Effect and (c) will not violate any applicable law, statute, regulation, rule, ordinance, code, rule or order.

4.2.     This Amendment has been duly executed and delivered for the benefit of or on behalf of each Company and constitutes a legal, valid and binding obligation of each Company, enforceable against such Company in accordance with its terms except (a) as the same may be limited by bankruptcy, insolvency, reorganization moratorium or similar laws now or hereafter in effect relating to creditors rights generally and (b) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

4.3.     Both before and after giving effect to this Amendment on the date hereof (a) the representations and warranties of the Companies contained in Section 4.1 of the Note Purchase Agreement and the other Transaction Documents are true, correct and complete on and as of the date hereof as if made on such date (and to the extent any representations and warranties shall relate to the Effective Date or another earlier date, such representation and warranties shall be deemed to be amended to relate to the date hereof), and (b) no Default or Event of Default has occurred and is continuing.

5.     Ratification and Confirmation. The Companies hereby ratify and confirm all of the terms and provisions of the Note Purchase Agreement and the other Transaction Documents and agree that all of such terms and provisions, as amended hereby, remain in full force and effect, except as, and to the extent expressly set forth herein.

6.     Condition to Effectiveness. The effectiveness of this Amendment shall be subject to the satisfaction of the following conditions precedent:

6.1.     The Purchaser shall have received a fully executed copy of this Amendment.

6.2.     The Purchaser shall have received the corresponding, fully executed copies of the Senior Loan Documents evidencing the Permitted Senior Debt of Great Harbor, in form and substance satisfactory to the Purchaser.

6.3.     All representations and warranties of the Companies contained herein shall be true and correct in all material respects as of the date hereof (and such parties' delivery of their respective signatures hereto shall be deemed to be its certification thereof).

6.4.     The Purchaser shall have received all fees and other amounts due and payable to the Purchaser and its counsel in connection with this Amendment, and to the extent invoiced, reimbursement or payment of all out-of-pocket expenses required to be reimbursed or paid by the Companies under the Note Purchase Agreement.

7.     Miscellaneous.

7.1.     Except as otherwise expressly set forth herein, nothing herein shall be deemed to constitute an amendment, modification or waiver of any of the provisions of the Note Purchase Agreement, the Security Agreement or the other Transaction Documents, all of which remain in full force and effect as of the date hereof and are hereby ratified and confirmed. Each Company hereby acknowledges and agrees that nothing contained herein shall be deemed to entitle any Company to consent to, or a waiver, amendment or modification of, any of the terms, conditions, obligations, covenants or agreements contained in the Transaction Documents in similar or different circumstances. This Amendment (together with any other document executed in connection herewith) is not intended to be, nor shall it be construed as, a novation of the Note Purchase Agreement.

7.2.     This Amendment may be executed in any number of counterparts, each of which, when executed and delivered, shall be an original, but all counterparts shall together constitute one instrument. Delivery of an executed counterpart of a signature page of this Amendment by facsimile or electronic mail shall be equally effective as delivery of a manually executed counterpart of this Amendment.

7.3.     This Amendment shall be governed by the laws of the State of New York without giving effect to any conflict of law principles and shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

7.4.     The Companies agree to pay all reasonable expenses, including legal fees and disbursements, incurred by Purchaser in connection with this Amendment and the transactions contemplated hereby.

7.5.     This Amendment shall be deemed a Transaction Document for all purposes of the Note Purchase Agreement and the other Transaction Documents. On and after the date hereof, each reference in the Note Purchase Agreement and the other Transaction Documents to the Note Purchase Agreement, shall mean and be a reference to the Note Purchase Agreement, as modified by this Amendment.

7.6.     Each Company, voluntarily, knowingly, unconditionally and irrevocably, with specific and express intent, for and on behalf of itself and all of its respective parents, subsidiaries, affiliates, members, managers, predecessors, successors, and assigns, and each of their respective current and former directors, officers, shareholders, agents, and employees (collectively, "Releasing Parties"), does hereby fully and completely release, acquit and forever discharge each Indemnified Party of and from any and all actions, causes of action, suits, debts, disputes, damages, claims, obligations, liabilities, costs, expenses and demands of any kind whatsoever, at law or in equity, whether matured or unmatured, liquidated or unliquidated, vested or contingent, choate or inchoate, known or unknown that the Releasing Parties (or any of them) has against the Indemnified Parties (or any of them) that directly or indirectly arise out of, are based upon or are in any manner connected with any Prior Related Event. "Prior Related Event" means any transaction, event, circumstance, action, failure to act, occurrence of any type or sort, whether known or unknown, which occurred, existed, was taken, was permitted or begun in accordance with, pursuant to or by virtue of (a) any of the terms of this Amendment or any other Transaction Document, (b) any actions, transactions, matters or circumstances related hereto or thereto, (c) the conduct of the relationship between the Purchaser and any Company, or (d) any other actions or inactions by the Purchaser, all on or prior to the date hereof. Each Company acknowledges that the foregoing release is a material inducement to the Purchaser's decision to enter into this Amendment and to agree to the modifications contemplated hereunder.

[Signature Pages Follow.]

IN WITNESS WHEREOF, the parties hereto have executed this Amendment which shall be deemed to be a sealed instrument as of the date first above written.

COMPANIES

TWINLAB CONSOLIDATION CORPORATION By: /s/Anthony Zolezzi (Seal) Name: Anthony Zolezzi Title: Chief Executive Officer

TWINLAB CONSOLIDATED HOLDINGS, INC. By: /s/Anthony Zolezzi (Seal) Name: Anthony Zolezzi Title: Chief Executive Officer	TWINLAB HOLDINGS, INC. By: /s/Anthony Zolezzi (Seal) Name: Anthony Zolezzi Title: Chief Executive Officer

TWINLAB CORPORATION By: /s/Anthony Zolezzi (Seal) Name: Anthony Zolezzi Title: Chief Executive Officer	ISI BRANDS, INC. By: /s/Anthony Zolezzi (Seal) Name: Anthony Zolezzi Title: Chief Executive Officer

NUTRASCIENCE LABS, INC. By: /s/Anthony Zolezzi (Seal) Name: Anthony Zolezzi Title: Chief Executive Officer	NUTRASCIENCE LABS IP CORPORATION By: /s/Anthony Zolezzi (Seal) Name: Anthony Zolezzi Title: Chief Executive Officer

ORGANIC HOLDINGS LLC By: /s/Anthony Zolezzi (Seal) Name: Anthony Zolezzi Title: Sole Manager	RESERVE LIFE ORGANICS, LLC By ORGANIC HOLDINGS LLC, its sole Member By: /s/Anthony Zolezzi (Seal) Name: Anthony Zolezzi Title: Sole Manager

RESVITALE, LLC By ORGANIC HOLDINGS LLC, its sole Member By: /s/Anthony Zolezzi (Seal) Name: Anthony Zolezzi Title: Sole Manager	RE-BODY, LLC By ORGANIC HOLDINGS LLC, its sole Member By: /s/Anthony Zolezzi (Seal) Name: Anthony Zolezzi Title: Sole Manager

INNOVITAMIN ORGANICS, LLC By ORGANIC HOLDINGS LLC, its sole Member By: /s/Anthony Zolezzi (Seal) Name: Anthony Zolezzi Title: Sole Manager	ORGANICS MANAGEMENT LLC By ORGANIC HOLDINGS LLC, its sole Member By: /s/Anthony Zolezzi (Seal) Name: Anthony Zolezzi Title: Sole Manager

COCOAWELL, LLC By ORGANIC HOLDINGS LLC, its sole Member By: /s/Anthony Zolezzi (Seal) Name: Anthony Zolezzi Title: Sole Manager	FEMBODY, LLC By ORGANIC HOLDINGS LLC, its sole Member By: /s/Anthony Zolezzi (Seal) Name: Anthony Zolezzi Title: Sole Manager

RESERVE LIFE NUTRITION, L.L.C. By ORGANIC HOLDINGS LLC, its sole Member By: /s/Anthony Zolezzi (Seal) Name: Anthony Zolezzi Title: Sole Manager	INNOVITA SPECIALTY DISTRIBUTION LLC By ORGANIC HOLDINGS LLC, its sole Member By: /s/Anthony Zolezzi (Seal) Name: Anthony Zolezzi Title: Sole Manager

JOIE ESSANCE, LLC By ORGANIC HOLDINGS LLC, its sole Member By: /s/Anthony Zolezzi (Seal) Name: Anthony Zolezzi Title: Sole Manager

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PURCHASER: GOLISANO HOLDINGS LLC, a New York limited liability company By: /s/ B. Thomas Goliasano Name: B. Thomas Golisano Title: Member